                                                                     EXHIBIT 4.2

--------------------------------------------------------------------------------

                     FLORIDA PROGRESS FUNDING CORPORATION,

                   FLORIDA PROGRESS CORPORATION, AS GUARANTOR

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO,

                                   AS TRUSTEE



                          SUPPLEMENTAL INDENTURE NO. 1



                       Dated as of               1, 1999



                                       $
                % Junior Subordinated Deferrable Interest Notes,
                                    Series A

-------------------------------------------------------------------------------

                      FLORIDA PROGRESS FUNDING CORPORATION
                                       $
                % Junior Subordinated Deferrable Interest Notes,
                                    Series A

                          SUPPLEMENTAL INDENTURE NO. 1

     SUPPLEMENTAL INDENTURE No. 1, dated as of                1, 1999 among
Florida Progress Funding Corporation, a Delaware corporation (the "Company"), Florida Progress Corporation, a Florida Corporation, as Guarantor (the "Guarantor") and The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee").


                                    RECITALS
                                    --------

     The Company, the Guarantor and the Trustee have heretofore executed a
Junior Subordinated Indenture, dated as of                 1, 1999 (the
"Indenture"), providing for the issuance from time to time of series of the Company's Debt Securities and the Guarantor's Guarantees.

     Section 3.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

     Section 9.1(3) of the Indenture provides for the Company, the Guarantor and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections
2.1 or 3.1 of the Indenture.

     For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

                                   ARTICLE 1

                       RELATION TO INDENTURE; DEFINITIONS

     Section 1.1. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.

     Section 1.2.   For all purposes of this Supplemental Indenture No. 1:

     (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture or in the Amended and Restated Trust
Agreement, dated as of                      1, 1999, among the Company, as
Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and the Administrative Trustee named therein, as the case may be;

     (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

     (3) The terms "herein", "hereof', "hereunder" and other words of similar import refer to this Supplemental Indenture No. 1.

                                   ARTICLE 2

                            THE SERIES OF SECURITIES

     Section 2.1.   Title of the Debt Securities.  There shall be a series of
                    ----------------------------
Debt Securities designated the "    % Junior Subordinated Deferrable Interest
Notes, Series A" (the "Debt Securities").

     Section 2.2.   Limitation on Aggregate Principal Amount; Date of Debt
                    ------------------------------------------------------
Securities.  The aggregate principal amount of the Debt Securities shall be
----------
limited to $                    .  Each Debt Security shall be dated the date of
its authentication.

     Section 2.3.   Principal Payment Date.  The principal amount of the Debt
                    ----------------------
Securities Outstanding (together with any accrued and unpaid interest (including any Additional Interest) thereon) shall be payable in a single installment on
               , 2039.

     Section 2.4.   Interest and Interest Rates.  The rate of interest on each
                    ---------------------------
Debt Security shall be     % per annum, accruing from                    , 1999
and, subject to Section 2.5, interest shall be payable, quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year (each such date, an "Interest Payment Date"), commencing June 30, 1999. The rate of any Additional Interest that shall accrue on each Debt Security shall be at the same rate per annum. The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. For any period of less than a full month, interest payable shall reflect interest on the Debt Securities computed on the basis of the actual number of elapsed days based on a month of 30 days in a 360-day year. In the event that any date on which interest is payable on a Debt Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered in the Securities Register at the close of business on the Regular Record Date for such interest installment, which, if such Security is a Global Security issued to the Depositary, shall be the close of business on the Business Day next preceding such Interest Payment Date. The interest so payable on any Debt Security which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered in the Securities Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt

Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Section 2.5.   Extension of Interest Payment Period.   (a) So long as no
                    ------------------------------------
Event of Default shall have occurred and be continuing, the Company shall have the right, at any time during the term of the Securities, from time to time, to defer the payment of interest on the Debt Securities for up to 20 consecutive quarters with respect to each deferred period (each, an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Debt Securities (together with Additional Interest thereon, if any, at the
annual rate of       %, compounded quarterly, to the extent permitted by
applicable law), provided, that no Extension Period shall extend beyond the Stated Maturity of the principal of the Debt Securities; provided, further, that during any such Extension Period, neither the Company nor the Guarantor shall
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem, any debt security issued by it that ranks pari passu with or junior in interest to the Securities or make any guarantee payments with respect to any guaranty by the Company or the Guarantor of the debt securities of any Subsidiary of the Company or the Guarantor that by their terms rank pari passu with or junior in interest to the Securities (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Common Stock or any class or series of preferred stock of the Company or the Guarantor under any Rights Plan or the repurchase of any rights distributed pursuant to a Rights Plan, (c) purchases of Common Stock related to the issuance of Common Stock under any of the Company's or the Guarantor's benefit plans for their respective directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period. Notwithstanding any provision of this Supplemental Indenture No. 1 or the Indenture to the contrary, no Extension Period shall exceed 20 consecutive quarters or extend beyond the Maturity Date of the Securities. Upon termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the requirements hereof. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Holders of the Securities and the Property Trustee, the Administrative Trustee and the Trustee notice of its election to begin any such Extension Period at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustee is required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Trustee shall promptly give notice of the Company's election to begin any such Extension Period to the holders of the outstanding Securities, and pursuant to Section 8.2 of the Trust Agreement, within five Business Days following receipt of notice of the Company's election to defer the payment of interest on the Securities, the Administrative Trustee shall notify the holders of the Preferred Securities and the Property Trustee of such election.

     Section 2.6.   Place of Payment.  The Place of Payment where the Securities
                    ----------------
may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served shall be the Corporate Trust Office of the Trustee.

     Section 2.7.   Redemption.  At any time on or after                     ,
                    ----------
2004, the Company may, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem the Debt Securities in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to 100% of the principal amount thereof plus the accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

     If a Special Event in respect of FPC Capital I shall occur and be continuing, the Company may, at its option, redeem the Debt Securities within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of Article Eleven of the Indenture. The redemption price for any Debt Security so redeemed shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

     Section 2.8.   Exchange.   At any time, the Company may terminate FPC
                    --------
Capital I and cause the Debt Securities to be distributed to Holders of the Trust Securities in liquidation of FPC Capital I.

     Section 2.9.   Denomination.  The Debt Securities shall be in registered
                    ------------
form without coupons and shall be issuable in denominations of $25 and integral multiples thereof.

     Section 2.10.  Currency.   Principal and interest and other amounts payable
                    --------
on the Securities shall be payable in Dollars.

     Section 2.11.  Form of Securities.   The Securities shall be substantially
                    ------------------
in the form attached as Exhibit A hereto.
                        ---------

     Section 2.12.  Securities Registrar and Paying Agent.  The Trustee shall
                    -------------------------------------
initially serve as Securities Registrar and Paying Agent.

     Section 2.13.  Sinking Fund Obligations.  The Company has no obligation to
                    ------------------------
redeem or purchase any Securities pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

     Section 2.14.  Guarantee.  A notation of the Guarantee shall be set forth
                    ---------
on each Security in substantially the form set forth in the Indenture.

                                   ARTICLE 3

                            MISCELLANEOUS PROVISIONS

     Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

     Section 3.2. This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 3.3. THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

                              FLORIDA PROGRESS FUNDING CORPORATION


                              By:___________________
                              Its:



Attest:____________________
       Secretary


                              FLORIDA PROGRESS CORPORATION, as Guarantor


                              By:____________________
                              Its:



Attest:____________________
       Secretary


                              THE FIRST NATIONAL BANK OF CHICAGO, as Trustee


                              By:_____________________
                              Name:
                              Title:

                                   EXHIBIT A

                           [FORM OF FACE OF SECURITY]

     [IF THE SECURITY IS TO BE A GLOBAL SECURITY - This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.]


                      FLORIDA PROGRESS FUNDING CORPORATION
                % Junior Subordinated Deferrable Interest Notes,
                                    Series A

No. ___________             $                   CUSIP


     FLORIDA PROGRESS FUNDING CORPORATION, a corporation organized and existing under the laws of Delaware (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered
assigns, the principal sum of ___________ Dollars on                          ,
2039. The Company further promises to pay interest on said principal sum from June 30, 1999 or from the most recent interest payment date (each such date, an "Interest Payment Date") on which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June
30,  September 30 and December 31 of each year, commencing                  ,
1999, at the rate of       % per annum, until the principal hereof shall have
become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of
interest at the rate of       % per annum, compounded quarterly.  The amount of
interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the actual number of elapsed days based on a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than
(i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee or the principal office of the Property Trustee under the Trust Agreement hereinafter referred to for FPC Capital I, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any

Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be (i) in the case of Securities represented by one or more Global Securities, the Business Day next preceding such Interest Payment Date and (ii) in the case of Securities not represented by one or more Global Securities, the date which is fifteen days next preceding such Interest Payment Date (whether or not a Business Day). Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     So long as no Event of Default under the Indenture shall have occurred and be continuing, the Company shall have the right at any time during the term of this Security to defer the payment of interest on such Security, at any time or from time to time for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security; provided further, that during any Extension Period, the Company shall not nor shall the Guarantor referred to herein (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any debt security issued by it that ranks pari passu with or junior in interest to this Security or the Guarantee referred to herein or make any guarantee payments with respect to any guarantee by the Company or the Guarantor of the debt securities of any of their respective Subsidiaries if such guarantee ranks pari passu with or junior in interest to this Security (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Common Stock or any class or series of preferred stock of the Company or the Guarantor under any Rights Plan or the repurchase of any rights distributed pursuant to a Rights Plan, and (c) purchases of Common Stock related to the issuance of Common Stock under any of the Company's or the Guarantor's benefit plans for their respective directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Maturity Date of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the requirements hereof. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holder of this Security and the Trustee written notice of its election to begin any Extension Period at least one Business Day prior to the earlier of
(i) the next succeeding date on which Distributions on the Preferred Securities would be payable but for such deferral or (ii) the date the Administrative Trustee is required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

     Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior Debt of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on this Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

(SEAL)                             FLORIDA PROGRESS CORPORATION
Attest:


                                   By:_______________________
                                     Name:___________________
                                     Title___________________

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                    FLORIDA PROGRESS FUNDING CORPORATION


                                    By:____________________________
                                    [President or Vice President]

Attest:


______________________________________
[Secretary or Assistant Secretary]


     SWORN TO ME and subscribed in my presence this        day of    , 1999.

                                    _______________________________
                                    Notary Public

                                    Commission Expires:____________

                                    [NOTARIAL SEAL]


     This is one of the Securities referred to in the within mentioned
Indenture.


Dated:
                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Trustee

                                    By:____________________________
                                         Authorized Officer

                                NOTES GUARANTEE

     FOR THE VALUE RECEIVED, FLORIDA PROGRESS CORPORATION, a corporation duly organized and existing under the laws of the State of Florida (the "Guarantor", which term includes any successor Person under the Indenture referred to herein) hereby irrevocably and unconditionally guarantees to the Holder of this Security issued by Florida Progress Funding Corporation (the "Company"), pursuant to the terms of the Guarantee contained in Article XIV of the Indenture, the due and punctual payment of the principal of and interest (including Additional Interest) on this Security, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Security and the Indenture.

     The obligations of the Guarantor to the Holders of this Security and the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in
Article XIV of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

     Notwithstanding anything to the contrary in this Guarantee, all payments in respect of the Guarantee are subordinate and subject in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture) of the Guarantor.

     The Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts thereof.


Dated:


                              FLORIDA PROGRESS CORPORATION, as Guarantor



                              By:__________________________
                              Its:


     SWORN TO ME and subscribed in my presence this         day of    , 1999.

                              ______________________________
                              Notary Public

                              Commission Expires:___________

                              [NOTARIAL SEAL]

                         [FORM OF REVERSE OF SECURITY]

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under the Junior Subordinated Indenture, dated as of
1, 1999, as amended (herein called the "Indenture"), among the Company, the Guarantor and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated
on the face hereof, limited in aggregate principal amount to $           .

     All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of 1, 1999 (the "Trust
Agreement"), for FPC Capital I among the Company,              as Depositor,
and the Trustee and the other trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

     The Company may at any time, at its option, on or after              ,
2004, and subject to the terms and conditions of Article XI of the Indenture, redeem this Security in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to 100% of the principal amount thereof plus the accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date.

     Upon the occurrence and continuance of a Special Event in respect of FPC Capital I, the Company may, at its option, at any time within 90 days of the occurrence of such Special Event, redeem this Security, in whole but not in part, subject to the provisions of Section 11.7 and the other provisions of
Article XI of the Indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date.

     In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Company, the Guarantor and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company, the Guarantor and of the Holders of the Securities, with the consent of the Holders of a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities of a series issued to an FPC Capital Trust, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series fail to declare the principal of all the Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Preferred Securities then outstanding shall have such right by a notice in writing to the Company, the Guarantor and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.

     The Company and the Guarantor and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.